UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 8, 2006

A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(856) 768-4930

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore’s current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, customer demand and trends in the arts and crafts industry and related inventory risks, the effect of economic conditions, the impact of competitors’ locations, the availability of acceptable real estate locations for new stores, difficulties in implementing measures to reduce costs and expenses and improve margins, and other risks detailed in the Company’s Securities and Exchange Commission filings.

Item 2.05	Costs Associated with Exit or Disposal Activities.
A.C. Moore Arts & Crafts, Inc. (the “Company” or “A.C. Moore”) is filing this Current Report on Form 8-K/A to amend Item 2.05 of the Company’s Current Report on Form 8-K filed on December 14, 2006 (the “Form 8-K”). As reported in the Form 8-K, on December 11, 2006, management of the Company approved a plan to close the A.C. Moore store located in Birmingham, Alabama due to failure to meet sales and profit expectations over a sustained period of time. The Company closed the Birmingham, Alabama store for business on December 31, 2006. At the time of filing of the Form 8-K, the Company was unable to make a determination of the estimated amounts or range of amounts for the costs to be incurred in connection with this closure. The Company is now filing this Form 8-K/A to report its determination of estimated costs.
The expected costs total approximately $1.130 million, comprised of $1.033 million to record the liability for estimated future lease obligations, $87,000 in inventory liquidation and $10,000 in severance costs. The table below summarizes the types of costs and identifies the cash and non-cash components and current and future expenditures.

	(dollars in thousands)
Type of Cost	Total	Current Cash	Future Cash	Non-Cash
Lease obligations	$1,033	—	$1,033	—
Severance	10	$10	—	—
Inventory liquidation	87	—	—	$87

	$1,130	$10	$1,033	$87
In the table above, “Current Cash” means that the charge required payment during the fourth quarter of 2006. “Future Cash” relates to the payment of lease obligations over the remaining scheduled lease term, and is net of anticipated sublease income. The lease obligations may settle earlier if the Company negotiates an appropriate termination arrangement.

Item 7.01	Regulation FD Disclosure.
On Thursday, December 28, 2006, the Company paid a one-time fee of $275,000 in connection with the termination of a real estate lease. The lease, which was signed in 2006, related to premises in which the Company had not yet opened an A.C. Moore store for business. The Company terminated the lease due to a shift in store opening strategy toward increased backfill of real estate markets in which the Company currently operates.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: February 8, 2007	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel